Exhibit 77Q1(e):  Exhibits; Copies of Any New or Amended Registrant Investment
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Advisory Contracts
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The following document is incorporated by reference:

Investment Sub-Advisory Agreement between Tributary Capital Management, LLC and First National Asset Management dated June 30, 2011, is incorporated by reference to Exhibit (d)(3) to Post-Effective Amendment No. 36 to the Registration Statement of the registrant filed on August 1, 2011 (accession number 0000932381-11-000026).